EXHIBIT 24.1

POWER OF ATTORNEY OF DIRECTORS

KNOW ALL PERSONS BY THESE PRESENTS:

Each of the undersigned directors of The Gap, Inc. (the “Company”) hereby constitutes and appoints Glenn Murphy, Sabrina Simmons and Michelle Banks, each of them with power to act alone, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign a Registration Statement on Form S-3 relating to the issuance and/or sale from time to time, in one or more registered offerings, of an indeterminate amount of the following securities: (i) senior debt securities of the Company, (ii) common stock, (iii) preferred stock, (iv) depositary shares, (v) securities convertible or exchangeable into other securities, including but not limited to debt securities convertible or exchangeable into common stock or preferred stock, (vi) warrants to purchase common stock, preferred stock, or debt securities, (vii) contracts to purchase any security, including calls, (viii) contracts to sell any security, including puts, share forwards, and options, (ix) preferred securities of one or more financing trusts, all of the equity of which is owned by the Company and guarantees relating to such preferred securities, (x) options, warrants, or other rights to purchase capital stock of another corporation or entity, and (xi) units consisting of two or more securities, and any and all amendments of such registration statement, including post-effective amendments, and to file the same, together with any and all exhibits and schedules thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorney-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises hereof, as fully to all intents and purposes as he or she might do or could do in person, thereby ratifying and confirming all that said attorney-in-fact or his or her substitutes may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned directors have signed their names hereto as of this 17th day of February 2011.

/s/ Adrian D. P. Bellamy
Adrian D. P. Bellamy

/s/ Domenico De Sole
Domenico De Sole

/s/ Robert J. Fisher
Robert J. Fisher

/s/ Robert J. Fisher Robert J. Fisher

/s/ Bob L. Martin Bob L. Martin

/s/ Jorge P. Montoya Jorge P. Montoya

/s/ Glenn Murphy Glenn Murphy

/s/ Mayo A. Shattuck III Mayo A. Shattuck III

/s/ Katherine Tsang Katherine Tsang

/s/ Kneeland C. Youngblood Kneeland C. Youngblood